UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2014

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 24, 2014, CombiMatrix Molecular Diagnostics, Inc. (“CMDX”), a wholly owned subsidiary of CombiMatrix Corporation (the “Company”), entered into an Amendment No. 6 to the Lease (the “Amendment”) with PPC Goddard Investment, LLC (the “Landlord”), which further amended that certain Standard Industrial/Commercial Multi-Tenant Lease—Net, dated June 26, 2006, by and between CMDX and PPC Goddard Investment, LLC (as successor in interest of GFE Goddard Investment, LLC and Edison Spectrum Partners, LLC), as amended (the “Lease”). The Lease, as amended by the Amendment, governs CMDX’s occupancy of its administrative offices and laboratory facilities located in Irvine, California.  The Amendment, in part (i) extends the term of the Lease by five years until January 31, 2020; (ii) provides for monthly base rent (excluding allocated common area expenses) of $1.00 per square foot per month for the first year, increasing by $0.05 per year thereafter throughout the term of the lease to a maximum of $1.20 per square foot per month in the fifth year of the lease; (iii) provides for certain tenant improvements requested by CMDX to be provided by the Landlord at no cost to CMDX; (iv) provides for an early termination by CMDX after thirty-six months upon payment by CMDX of the Landlord’s unamortized tenant improvement cost and unamortized brokerage commissions payable in connection with the Amendment at an interest rate of eight percent; and (v) provides for a period of abated rent for the first three months of the renewal period (or February 1, 2015 through April 30, 2015).  Pursuant to the Amendment, the monthly base rent together with the current estimated monthly common area expense of $0.85 per square foot will result in an aggregate monthly expense of approximately $22,500 for the first year (assuming no increase in the monthly common area expense) and increasing to approximately $25,000 per month for the fifth year (assuming the option to terminate the lease is not executed by CMDX after thirty-six months, and assuming no increase in the monthly common area expense).

The information set forth above is qualified in its entirety by reference to the actual terms of the Amendment attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                                                                        Amendment No. 6 to the Lease effective as of October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	October 28, 2014	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 6 to the Lease effective as of October 24, 2014